UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2026

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware (State or other jurisdiction of incorporation)	62-1721435 (IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee (Address of principal executive offices)	38120 (ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FDX	New York Stock Exchange
1.625% Notes due 2027	FDX 27	New York Stock Exchange
0.450% Notes due 2029	FDX 29A	New York Stock Exchange
0.450% Notes due 2029	FDX 29B	New York Stock Exchange
1.300% Notes due 2031	FDX 31	New York Stock Exchange
1.300% Notes due 2031	FDX 31B	New York Stock Exchange
3.500% Notes due 2032	FDX 32	New York Stock Exchange
0.950% Notes due 2033	FDX 33	New York Stock Exchange
0.950% Notes due 2033	FDX 33A	New York Stock Exchange
4.125% Notes due 2037	FDX 37	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 8. OTHER EVENTS.

Item 8.01.	Other Events.

On February 9, 2026, InPost S.A. (“InPost”) and a consortium consisting of FedEx Corporation, through a wholly-owned subsidiary (together, “FedEx”), IS Iris Financial Investor S.à r.l (“Advent”), A&R Investments Limited (“A&R Investments”), and PPF Group N.V. (together with its subsidiaries, “PPF”) announced a conditional agreement on an intended recommended all-cash public offer for all issued and outstanding shares of InPost at an offer price of €15.60 (cum dividend) per share (the “Offer”). Post-completion, the consortium will be structured with FedEx holding 37%, Advent holding 37%, A&R Investments holding 16%, and PPF holding 10%. InPost will continue to operate as a standalone company. The Offer and the transactions contemplated thereby (the “Transactions”) are subject to certain customary closing conditions, including, among others, the receipt of regulatory approvals. Based upon the proposed Offer price, FedEx’s investment is valued at approximately $2.6 billion. FedEx intends to fund its portion of the Offer by utilizing available cash balances, existing or new liquidity sources, or a combination thereof. Once the Transactions are completed, InPost and FedEx will enter into arm’s length commercial agreements that will enable both businesses to benefit from complementary strengths and a shared vision.

Additional information regarding the Offer is available on InPost's corporate website. FedEx disclaims any responsibility for information on such website and information on such website is not incorporated by reference in, and does not form a part of, this Current Report on Form 8-K.

This disclosure is for information purposes only and does not constitute an offer or an invitation to acquire or dispose of any securities or investment advice or an inducement to enter into investment activity. This disclosure does not constitute an offer to sell or issue, or a solicitation of an offer to buy or acquire, any securities of FedEx or InPost in any jurisdiction.

FORWARD-LOOKING STATEMENTS.

Certain statements in this Current Report on Form 8-K, such as statements relating to the Transactions, may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include those preceded by, followed by, or that include the words “will,” “may,” “could,” “would,” “should,” “believe,” “expected,” “anticipated,” “plans,” “estimates,” “targets,” “projects,” “intends” or similar expressions. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the ability to obtain required regulatory approvals for the Transactions; the risk that the Transactions may not close on the anticipated timeline, or at all; the ability to realize the anticipated benefits of the Transactions; and other factors which can be found in FedEx’s press releases and filings with the U.S. Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. FedEx does not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: February 9, 2026	By:	/s/ Trampas T. Gunter
Trampas T. Gunter
Corporate Vice President, Corporate Development and Treasurer